SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       October 19, 2004
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                          Washington Federal, Inc.
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          (Exact name of registrant as specified in its charter)




  Washington                           0-25454                     91-1661606
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(State or other jurisdiction    (Commission File Number)        (IRS Employer
of incorporation)                                          Identification No.)




425 Pike Street, Seattle, Washington                                 98101
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(Address of principal executive offices)                           (Zip Code)




Registrant's telephone number, including area code       (206) 624-7930
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                              Not Applicable
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(Former name, former address and former fiscal year, if changed since last report)




Item 8.01.   Other events
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     Washington Federal, Inc. (the Company) (Nasdaq: WFSL), parent company of
Washington Federal Savings, has reviewed the accounting treatment of the Company's cash flow hedges under Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities"
(FAS 133). The result of this review was that certain portions of net unrealized gains on such cash flow hedges were incorrectly recorded in prior period financial statements as a part of stockholders' equity through other comprehensive income and will now be recorded to net income in the Company's restated financial statements for fiscal years 2001 through 2003. The Company's audit committee and independent registered public accounting firm have discussed the Company's adjustment. The cumulative impact of the restatement is an increase in net income of approximately $7,735,000 or 1.92% in the aggregate, when compared with the aggregate of previously reported net income for the fiscal years 2001 through 2003. This restatement affects the following periods as shown:


                                    Year Ended September 30,
                              2003           2002            2001
                              In thousands, except per share data


Pre-Tax Earnings
      Previous           $  224,565      $  222,354      $  175,464
      As restated           223,722         229,196         181,410
        % change               -0.4%           +3.1%           +3.4%

Net Income
      Previous           $  145,544      $  143,954      $  113,614
      As restated           144,999         148,384         117,464
        % change               -0.4%           +3.1%           +3.4%

Diluted Earnings Per Share
      Previous           $     1.88      $     1.86      $     1.47
      As restated              1.88            1.91            1.52
        % change                0.0%           +2.7%           +3.4%

Stockholders' equity
      Previous           $1,055,596      $  960,718      $  874,009
      As restated         1,055,596         960,718         874,009
        % change                0.0%            0.0%            0.0%



     The Company intends to file an amended annual report on Form 10-K for the fiscal year ended September 30, 2003 to reflect these changes.

This restatement will increase earnings in the 4th fiscal quarter of 2004 by approximately $420,000. The Company has determined that the impact on each of the first three quarters of fiscal 2004 is not material.






                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  WASHINGTON FEDERAL, INC.



Dated: October 19, 2004           By: /s/ Brent J. Beardall
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                                      Brent J. Beardall
                                      Senior Vice President and
                                      Chief Financial Officer